Exhibit 99.1
Masimo Announces Select Preliminary Full-Year 2020 Financial Results and 2021 Guidance
Complete fourth quarter and full-year 2020 financial results will be announced on Tuesday, February 23, 2021.
•Preliminary full-year 2020 product revenue of approximately $1.139 billion to $1.144 billion;
•Preliminary full-year 2020 GAAP earnings per diluted share and non-GAAP earnings per diluted share are expected to exceed guidance of $3.77 and $3.46 per diluted share, respectively; and
•Full year 2021 financial guidance includes product revenue, GAAP earnings per diluted share and non-GAAP earnings per diluted share of approximately $1.200 billion, $3.81 and $3.80, respectively.
Irvine, California, January 13, 2021 - Masimo Corporation (Nasdaq: MASI) today announced select preliminary financial and operational results for the full-year ended January 2, 2021 and provided estimates for its full-year 2021 financial guidance.
Preliminary Full-Year 2020 Results:
Masimo expects that its product revenue for the full-year 2020 will range from $1.139 billion to $1.144 billion, which reflects reported growth of 21.6% to 22.2% and constant currency growth of 21.6% to 22.1%, respectively. The Company also expects full-year 2020 shipments of noninvasive technology boards and instruments of approximately 472,000.
Additionally, Masimo expects that full-year 2020 GAAP earnings per diluted share and non-GAAP earnings per diluted share will exceed previously issued financial guidance of $3.77 and $3.46 per diluted share, respectively.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary annual audit procedures. Management plans to discuss Masimo’s complete fourth quarter and full-year 2020 financial results after the market closes on Tuesday, February 23, 2021.
LiDCO Transaction:
The Company recently announced that it had reached an agreement on the terms of a recommended cash offer to acquire the share capital of LiDCO Group Plc, a leading provider of advanced hemodynamic monitoring solutions (LiDCO). Masimo expects that the transaction will close in the first quarter and contribute approximately one percentage point to its full-year 2021 revenue guidance growth rate. Furthermore, the Company expects the transaction to be slightly dilutive to non-GAAP earnings per diluted share in 2021, with accretion to non-GAAP earnings per diluted share beginning in 2022. The financial impact of the transaction is included in Masimo’s full-year 2021 financial guidance being issued today.
Q4 2020 Share Repurchases:
The Company repurchased approximately 453,000 shares of Masimo common stock for a total cost of approximately $110.2 million during the fourth quarter of 2020. The impact of the share repurchases on our weighted average shares outstanding is reflected in Masimo’s full-year 2021 financial guidance being issued today.

2021 Financial Guidance:
The Company provided the following estimates for its full-year 2021 guidance:

	2021 Guidance
(in millions, except percentages and earnings per share)	GAAP		Non-GAAP
Product revenue	$1,200		$1,200
Percentage growth - as reported	4.9%	to 5.4%	N/A
Percentage growth - constant currency	N/A		3.6%	to 4.0%
Gross margin	66.8%		67.0%
Operating margin	23.5%		24.5%
Earnings per diluted share	$3.81		$3.80
•Product revenue increasing to $1.200 billion, which reflects reported growth of 4.9% to 5.4% and constant currency growth of 3.6% to 4.0%;
•GAAP earnings per diluted share of $3.81;
•Non-GAAP earnings per diluted share of $3.80; and
•Included in our full-year 2021 revenue guidance is approximately $15.0 million of year-over-year currency tailwinds.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.

Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/Strategic investment-related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. Litigation matters can vary in their characteristics, frequency and significance to our operating results. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or are infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %:
		Full-Year 2020 Guidance(1)
(in thousands, except percentages)	Full Year 2019 Actuals	Low	High	Full-Year 2021 Guidance(1)
GAAP product revenue	$936,408	$1,139,000	$1,144,000	$1,200,000
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	—	(500)	(500)	(15,000)
Total non-GAAP constant currency adjustments	—	(500)	(500)	(15,000)
Non-GAAP constant currency product revenue	$936,408	$1,138,500	$1,143,500	$1,185,000

Product revenue growth %:
GAAP	—%	21.6%	22.2%	4.9% to 5.4%
Non-GAAP (constant currency)	—%	21.6%	22.1%	3.6% to 4.0%
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(1)    Guidance provided on January 13, 2021.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2020 Guidance(2)		Full-Year 2021 Guidance(3)
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$219,400	$3.77	$223,600	$3.81
Non-GAAP adjustments:
Acquisition/strategic investment related costs	6,900	0.12	12,000	0.20
Litigation damages, awards and settlements	(500)	(0.01)	—	—
Non-operating other (income) expense	(1,200)	(0.02)	—	—
Tax impact of pre-tax non-GAAP adjustments above	(1,300)	(0.02)	(2,500)	(0.04)
Excess tax benefits from stock-based compensation	(21,700)	(0.37)	(10,000)	(0.17)
Total non-GAAP adjustments	(17,800)	(0.31)	(500)	(0.01)
Non-GAAP net income	$201,600	$3.46	$223,100	$3.80
Weighted average shares outstanding - diluted		58,200		58,700
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(1)     May not foot due to rounding.
(2)    Guidance provided on October 27, 2020.
(3)    Guidance provided on January 13, 2021.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full-Year 2020 Guidance(2)	Full-Year 2021 Guidance(3)
(in thousands, except percentages)	$	$
GAAP gross profit	$739,500	$801,300
Non-GAAP adjustments:
Acquisition/strategic investment-related costs	1,900	2,500
Total non-GAAP adjustments	1,900	2,500
Non-GAAP gross profit	$741,400	$803,800

GAAP gross margin %	65.6%	66.8%
Non-GAAP gross margin %	65.7%	67.0%

GAAP operating profit	$253,300	$281,900
Non-GAAP adjustments:
Acquisition/strategic investment-related costs	6,900	12,000
Litigation damages, awards and settlements	(500)	—
Total non-GAAP adjustments	6,400	12,000
Non-GAAP operating profit	$259,700	$293,900

GAAP operating margin %	22.5%	23.5%
Non-GAAP operating margin %	23.0%	24.5%
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(1)    May not foot due to rounding.
(2)    Guidance provided on October 27, 2020.
(3)    Guidance provided on January 13, 2021.
Conference Call:
The conference call to review Masimo’s complete fourth quarter and full-year 2020 results will begin at 1:30 p.m. PT (4:30 p.m. ET) on Tuesday, February 23, 2021, and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
http://www.directeventreg.com/registration/event/3927609
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals listed in the 2019-20 U.S. News and World Report Best Hospitals Honor Roll.Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3®Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital automation and connectivity solutions are centered around the Iris® platform, and include Iris Gateway™, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full-year 2020 product revenue, revenue growth and constant currency revenue growth; full-year 2020 shipments of noninvasive technology boards and monitors; full-year 2020 GAAP earnings per diluted share and non-GAAP earnings per diluted share; full year 2021 financial guidance; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; demand for our technologies; expectations with respect to the LiDCO transaction, including the anticipated closing date and the expected impact of the transaction on our financial results. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to the closing of the LiDCO transaction; risks related to the completion of customary annual audit procedures; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.